Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Tenon Medical, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	Other	1,680,935	$4.59	$7,715,491.65	0.0001381	$1,065.51
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	(2)	Other	155,111	$38.6750	$5,998,917.93		$901.03

Total Offering Amounts:							$13,714,409.58		1,966.54
Total Fees Previously Paid:									901.03
Total Fee Offsets:									0.00
Net Fee Due:									$1,065.51

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Offering Note(s)

(1)	In accordance with Rule 416(a), Tenon Medical, Inc. (the “Company”) is also registering an indeterminate number of additional shares of common stock of the Company (the “Common Stock”) that shall be issuable pursuant to Rule 416 to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Company’s Common Stock reported on Nasdaq Capital Markets, LLC on September 1, 2026.

Represents the resale of (i) up to 597,610 shares of Common Stock issuable upon exercise of pre-funded warrants dated August 31, 2026, issued to a certain purchaser thereof (the “August 2026 Purchaser”) in a private placement transaction pursuant to securities purchase agreement (“August 2026 Purchase Agreement”) dated August 27, 2026, by and between the Company and the August 2026 Purchaser, (ii) up to 1,058,517 shares of Common Stock issuable upon exercise of Series A common stock purchase warrant dated August 31, 2026 issued to the August 2026 Purchaser pursuant to August 2026 Purchase Agreement, (iii) 7,918 shares of Common Stock issued by the Company to SiVantage, Inc. pursuant to the asset purchase agreement by and between the Company and SiVantage, Inc., dated August 1, 2025 (the “Asset Purchase Agreement”), and (iv) up to 16,890 shares of Common Stock issuable by the Company to SiVantage, Inc. upon achievement of certain milestones pursuant to the Asset Purchase Agreement.
(2)	In accordance with Rule 416(a), the Company is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Company’s Common Stock reported on Nasdaq Capital Markets, LLC on December 5, 2025.

Represents the resale of (i) 63,380 shares of Common Stock issued to the accredited investors on November 14, 2025 in a private placement transaction (“Private Placement”) pursuant to securities purchase agreements dated November 10, 2025 (the “Securities Purchase Agreements”), by and between the Company and accredited investors, (ii) up to 63,380 shares of Common Stock issuable upon exercise of common stock purchase warrants issued to the accredited investors in the Private Placement on November 14, 2025, (iii) 3,947 shares of Common Stock issued by the Company to Wyatt Geist, its Chief Innovation Officer, on August 1, 2025, pursuant to his employment agreement with the Company, (iv) 3,947 shares of Common Stock issued by the Company to Nathaniel Grawey, its Chief Commercial Officer, on August 1, 2025, pursuant to his employment agreement with the Company, (v) 20,269 shares of Common Stock issued by the Company to SiVantage, Inc. pursuant to the asset purchase agreement by and between the Company and SiVantage, Inc., dated August 1, 2025, and (vi) 188 shares of Common Stock issued by the Company to its employee pursuant to Tenon Medical, Inc.2022 Equity Incentive Plan, in each case as adjusted for the Company’s 1-for-35 reverse stock split effected on August 10, 2026.